                            SMITH BARNEY INCOME FUNDS

                                 AMENDMENT NO. 7
                                       TO
              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

         AMENDMENT NO. 7 to the First Amended and Restated Master Trust Agreement dated as of November 5, 1992, as amended (the "Declaration of Trust") of Smith Barney Income Funds (the "Trust"), dated as of May 1, 2003.

                                   WITNESSETH:
                                   ----------

         WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees;

         WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof;

         WHEREAS, by unanimous written consent dated April 7, 2003, the Trustees voted to change the name of the Sub-Trust of the Trust currently designated as the "Smith Barney Premium Total Return Fund" to "SB Capital and Income Fund", effective as of April 11, 2003;

         WHEREAS, by unanimous written consent dated April 7, 2003, the Trustees voted to redesignate the existing Class A, Class B, Class L, Class O and Class Y shares of the SB Capital and Income Fund as, respectively, Smith Barney Class A, Smith Barney Class B, Smith Barney Class L, Smith Barney Class O and Smith Barney Class Y shares, effective as of April 30, 2003;

         WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 7 to the Declaration of Trust;

         NOW, THEREFORE, the Declaration of Trust is hereby amended as follows:

         1. Effective as of April 11, 2003, the first paragraph of Article IV,
Section 4.2 of the Declaration of Trust is hereby amended to read in pertinent part as follows:

         "Section 4.2 Establishment and Designation of Sub-Trusts. Without
                      -------------------------------------------
         limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: "Smith Barney Diversified Strategic Income Fund" and "Smith Barney High Income Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class Y and Class Z shares; "Smith Barney Exchange Reserve Fund", "Smith Barney Municipal High Income Fund" and "Smith Barney Total Return Bond Fund" which shall consist of four classes of shares designated as Class A, Class B, Class L and Class Y shares; "SB Capital and Income Fund" and "Smith Barney Convertible Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class O and Class Y shares; and "Smith Barney Balanced Fund" which shall consist of six classes of shares designated as Class A, Class B, Class L, Class O, Class Y and Class Z shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

         2. Effective as of April 30, 2003, the first paragraph of Article IV,
Section 4.2 of the Declaration of Trust is hereby amended to read in pertinent part as follows:

         "Section 4.2 Establishment and Designation of Sub-Trusts. Without
                      -------------------------------------------
         limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: "Smith Barney Diversified Strategic Income Fund" and "Smith Barney High Income Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class Y and Class Z shares; "Smith Barney Exchange Reserve Fund", "Smith Barney Municipal High Income Fund" and "Smith Barney Total Return Bond Fund" which shall consist of four classes of shares designated as Class A, Class B, Class L and Class Y shares; "SB Capital and Income Fund" which shall consist of five classes of shares designated as Smith Barney Class A, Smith Barney Class B, Smith Barney Class L, Smith Barney Class O and Smith Barney Class Y shares; "Smith Barney Convertible Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class O and Class Y shares; and "Smith Barney Balanced Fund" which shall consist of six classes of shares designated as Class A, Class B, Class L, Class O, Class Y and Class Z shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

         The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.


                                        By:     /s/  R. Jay Gerken
                                             -------------------------------
                                        Name:  R. Jay Gerken
                                        Title:   President